                                    BY-LAWS
                                      OF
                           CENTURY SOUTH BANKS, INC.



                                   ARTICLE I

                                    OFFICES

     SECTION 1.1  Initial Office. The initial registered office of the
                  --------------
Corporation shall be 200 West Main Street, Dahlonega, Lumpkin County, Georgia 30533.


     SECTION 1.2  Other Offices.  The Corporation may also have offices within
                  --------------
the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     SECTION 2.1 Annual Meeting.  The regular annual meeting of the shareholders
                 ---------------
for the election of Directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Corporation, 200 West Main Street, Dahlonega, Georgia, or such other place as the Board of Directors (hereinafter referred to as the "Board") may designate, on the third Wednesday of March of each year or on such other date as the Board may designate. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If, from any cause, an election of Directors is not made on the same day, the Board shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law and notice thereof shall be given in the manner herein provided for the annual meeting. (revised 3/83)

     SECTION 2.2  Special Meetings.  Except as otherwise specifically provided
                  -----------------
by statute, special meetings of the shareholders may be called for any purpose at any time by the Board or by any three (3) or more shareholders owning, in the aggregate, not less than thirty-three and one third percent (33 l/3%) of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days

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prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the corporation, a notice stating the purpose of the meeting.

     SECTION 2.3  Record Date.  In order that the Corporation may determine the
                  ------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

     SECTION 2.4  Quorum.  The holders of a majority of the stock issued and
                  -------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Articles of Incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 2.5  Order of business.  At the annual meeting of shareholders the
                  ------------------
order of business shall be as follows:
          1.  Call meeting to order.
          2.  Proof of notice of meeting.
          3.  Reading of minutes of last previous meeting.
          4.  Reports of Officers.
          5.  Reports of Committees.
          6.  Election of Directors.
          7.  Miscellaneous business.

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     SECTION 2.6  Nominations for Director.  Nominations for election to the
                  -------------------------
Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Such nomination shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee;
(ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     SECTION 2.7  Officers of Annual Meeting.  The Chairman of the Board of
                  ---------------------------
Directors shall preside at shareholders meetings. In his absence the President shall preside. In absence of both, the shareholders may elect a Chairperson. The Secretary of the Corporation shall be Secretary for the meeting.

     SECTION 2.8  Judges of Election.  Every election of Directors shall be
                  -------------------
managed by three (3) judges, who shall be appointed from among the shareholders by the Board. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary/Controller a certificate under their hand, certifying the result thereof and the names of the Directors elected. The judges of election, at the request of the Chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     SECTION 2.9  Proxies.  Shareholders may vote at any meeting of the
                  --------
shareholders by proxies duly authorized in writing. Proxies shall be valid only for one (1) meeting to be specified therein and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting, and shall be presented to the Corporate Secretary within three (3) hours before the meeting. (revised 3/86)

     SECTION 2.10  Voting by Shareholders.  In deciding on questions at
                   -----------------------
meetings, except in the election of Directors, each shareholder shall be entitled to one (1) vote for each share of stock held and the majority of votes so cast shall prevail.

     SECTION 2.11  Voting for Directors.  In election of Directors, each
                   ---------------------
shareholder shall have the right to vote the number of shares held for each of the persons nominated.

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                                  ARTICLE III

                            THE BOARD OF DIRECTORS

     SECTION 3.1 Board of Directors.  The Board shall have the power, duty and
                 ------------------
responsibility to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board. The Board may delegate such of its powers to such persons or Committees as it shall determine but it shall not delegate any of its responsibilities in so doing.

     SECTION 3.2 Number.   The Board shall consist of not less than five (5) nor
                 ------
more than twenty five (25) shareholders, the precise number to be fixed by resolution of the shareholders or the Board of Directors from time to time.
Each director, except in the case of death, resignation or retirement, disqualification or removal, shall serve until his successor shall have been elected and qualified. Directors shall be elected by the shareholders at the Annual Meeting for a one (1) year term. (revised 3/89)

     SECTION 3.3 Requirements.  Each Director of the Corporation shall be a
                 ------------
United States citizen, and at least sixty percent (60%) of the Directors shall reside in the State of Georgia and in the county in which the registered office of the Corporation is located, or within forty (40) miles of any office of a subsidiary bank authorized to offer a complete line of banking services. Each Director shall maintain on file with the Chief Executive Officer of the Corporation financial statements on forms prescribed by the Department of Banking and Finance. Such Financial Statements shall be maintained in sealed envelopes available for inspection only by State or Federal examiners. Each director shall own in his name 500 shares of the Corporation's common stock unhypothecated. No director may be re-elected after the age seventy (70) unless such director is elected to the Board of the Corporation for his initial term having then attained the age of 70. In such case, such director will serve no more than five (5) successive one-year terms. (2/96)

     SECTION 3.4 Organization Meeting.  Upon their election and immediately
                 --------------------
following the Annual Meeting, the Board shall meet for the purpose of organizing themselves, electing and fixing salaries of the Corporation's Officers, approving Committee Appointments and acting on such other matters as may be appropriate.

     SECTION 3.5 Regular Meeting.  The Regular Meetings of the Board shall be
                 ---------------
held, without notice, on the second Tuesday of June and the second Tuesday of December and at any other times as requested by at least two (2) of the Officers of the Corporation. (revised 3/87)

     SECTION 3.6 Special Meetings.  Special meetings of the Board may be called
                 ----------------
by the Chairman or President of the Corporation, or at the request of three (3) or more Directors. Each member of the Board shall be given notice stating the time and place, by telephone, letter, or in person of each special meeting.

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     SECTION 3.7  Quorum.  A majority of the Directors shall constitute a quorum
                  -------
of any meeting. In the event a quorum is not present for either a regular or special meeting of the Board, that meeting shall be adjourned from time to time until a quorum is obtained. A majority of Directors present and voting shall decide each matter brought before the Board for action.

     SECTION 3.8  Vacancies.  When a vacancy occurs among the Directors, the
                  ----------
remaining member of the Board, in accordance with the By-laws of this Corporation, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     SECTION 3.9  Conference Telephone Meeting.  Unless the Articles of
                  ----------------------------
Incorporation or these By-laws otherwise provide, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person.

     SECTION 3.10 Consent of Directors.  Unless otherwise restricted by the
                  ---------------------
Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board.

     SECTION 3.11  Compensation of Directors.  Directors shall be entitled to
                   --------------------------
such reasonable compensation for their services as directors or members of any committee of the Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board of any such committee.

     SECTION 3.12   Directors Emeritus.  There may be Directors Emeritus of the
                   --------------------
Board. After a director becomes seventy (70) years of age, and his then current term as a director expires, he may be elected as a Director Emeritus. (amended 2/95)

     SECTION 3.13  Nomination and Term of Office.   Directors Emeritus shall be
                   ------------------------------
nominated by the Board of Directors and elected by the shareholders for a term of office concurrent with that of the Board.

     SECTION 3.14  Responsibilities.  Directors Emeritus shall be totally
                   -----------------
relieved of responsibilities for the management or administration of the affairs of the Corporation and shall not be expected to attend regular or special

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meetings of the Board.  However, each Director Emeritus shall be encouraged, as a matter of tradition, to attend the Organizational Meeting of the Board following the Annual Shareholders Meeting.



                                  ARTICLE IV

                            COMMITTEES OF THE BOARD

     SECTION 4.1  Executive Committee.   The Board of Directors may by
                  --------------------
resolution adopted by a majority of the entire Board, designate an Executive Committee of two (2) or more directors.

          4.1.1 Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a directors.

          4.1.2 During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to: (I) amending the Articles of Incorporation or By-laws of the Corporation; (ii) adopting a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; or
(iv) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution.

          4.1.3 The Executive Committee shall meet from time to time on call of the President or of any two or more members of the Executive Committee.
Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

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

          4.1.4 The Executive Committee shall act by majority vote of its members.

          4.1.5 The Board of Directors, by resolution adopted in accordance with paragraph 4.1 of this Section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

     SECTION 4.2  Additional Committees.   The Board of  Directors, by
                  ----------------------
resolution adopted by a majority of the entire Board, may designate one (1) or more additional committees, each committee to consist of three (3) or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.


                                   ARTICLE V

                          OFFICERS OF THE CORPORATION

     SECTION 5.1  Chief Officers.  The Board shall designate certain of the
                  ---------------
Corporation Officers to be the Chief Executive Officer, the Chief Administrative Officer, and the Chief Operating Officer. The Chief Executive Officer shall be the Senior General Executive Officer of the Corporation reporting to the Board.

     SECTION 5.2  Chairman of the Board.  The Board shall appoint one of its
                  ----------------------
members to be the Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board. The Chairman shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by the By-laws; shall also have and may exercise such further powers and duties, as from time to time may be conferred upon or assigned by the Board.

     SECTION 5.3  Vice Chairman of the Board.  The Board shall appoint any
                  ---------------------------
number of its members to be Vice Chairman of the Board, as it may deem appropriate and to serve at the pleasure of the Board. Any one of the persons so appointed may, in the absence of the Chairman, serve as chairman of such meeting and shall carry out the durites otherwise ascribed in these by-laws to be carried out by the Chairman of the Board and shall alos have, and may exercise such powers and duties, as from time to time may be conferred upon them or as assigned to them by the Board.


     SECTION 5.4 President.  The Board shall appoint one of its members to be
                 ---------
President of the Corporation. In the absence of the Chairman, the President shall preside at any meetings of the Board. The President shall preside at any meetings of the Board.

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

The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law regulations, or practice, to the Office of President, or imposed by these By-laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by, the Board and shall be the Chief Executive Officer.

     SECTION 5.5  Vice Presidents.  The Board may appoint one or more Vice
                  ----------------
Presidents. Titles such as Executive Vice President, Senior Vice President, Group Vice President shall be used to define the relative seniority among the Vice Presidents. Each Vice President, who shall be the Chief Administrative Officer of the Corporation, shall in the absence of the President, have the power to perform all the duties of the President.

     SECTION 5.6  Secretary and Treasurer.   The Board shall appoint the
                  -------------------------
Secretary and the Treasurer, and the Secretary (or any other person designated by the Board) shall serve as Secretary of the Board for the purpose of maintaining accurate minutes of all Board meetings. The Secretary shall be responsible for the maintenance of these By-laws; shall be responsible for the Corporate Seal, records, documents and papers of the Corporation. As Secretary, he shall be the Chief Operating Officer of the company in the event that a Chief Operating Officer is not otherwise designated. The Secretary shall provide for the maintenance and keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining to law, regulation, or practice, or imposed by these By-laws; and shall also perform other such duties as may be assigned from time to time by the Board. The Treasurer shall be charged with the management of the financial affairs of the Corporation and shall have the power to recommend action concerning the Corporation's affairs to the Board and other Officers. The offices of Secretary and Treasurer may be held by the same person.

     SECTION 5.7  Other Officers.  The Board may appoint one (1) or more
                  ---------------
Officers with the title of Assistant Vice President, Corporate Officer, Assistant Corporate Officer and such other Officers as from time to time may be required for the proper conduct of the business of the Corporation. Such Officers shall respectively exercise such powers and perform such duties as pertain to the several offices as may be conferred upon them by the Board, the Chairman or the President.

     SECTION 5.8  Tenure of Office.  The President and all other Officers shall
                  -----------------
hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed and any vacancy occurring in the Office of President shall be filled promptly by the Board.

                                  ARTICLE VI

                         STOCK AND STOCK CERTIFICATES

     SECTION 6.1  Transfers.  Shares of stock of the Corporation shall be
                  ----------
transferable on the books of the Corporation and transfer records shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to this shares, succeed to all rights of the prior holder of such shares.

     SECTION 6.2  Stock Certificates.  Certificates of stock shall bear the
                  -------------------
signature of any two (2) of the following: The President, Vice President, or any other Officers appointed by the Board for the purpose to be known as an Authorized Officer. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

     SECTION 6.3  Lost, Stolen, or Destroyed Certificates.  Any person claiming
                  ----------------------------------------
a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so required give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.



                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 7.1.  Power to Indemnify.  The Corporation shall have the power to
                   -------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
          ---------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (revised 3/88)

     SECTION 7.2.  Standard of Conduct.   The Corporation shall have the power
                   --------------------
to indemnify any person who was or is a party or is threatened to be made a

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

party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of the liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

     SECTION 7.3.  Mandatory Indemnification. To the extent that a director,
                   --------------------------
officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 7.4.   Determination of Coverage.  Any indemnification under
                    --------------------------
Sections 7.1 and 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2. Such determination shall be made (i) by the Board of Directors by the affirmative vote of all directors not parties to such action, suit, or proceeding, or (ii) if such affirmative vote of all directors is not obtainable, or, even if obtainable and the disinterested director(s) so direct(s) by independent legal counsel in a written opinion.

     SECTION 7.5.  Advance of Expenses.  Expenses incurred in defending a civil
                   --------------------
or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of a director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section or otherwise pursuant to the laws of Georgia.

     SECTION 7.6.  Non-exclusive Right; Continuation.  The indemnification and
                   ----------------------------------
advancement of expenses provided or granted pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Any indemnification, whether required under this by-law or permitted by statute or otherwise, shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     SECTION 7.7.  Insurance.  The Corporation shall have power to purchase and
                   ----------
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article.

     SECTION 7.8.  Notice to Shareholders.   If any expenses or other amounts
                   -----------------------
are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen
(15) months from the date of such payment, shall send in accordance with the manner specified in the Official Code of Georgia Annotated Section 14-2-856 to its shareholders of record a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     SECTION 7.9.  Successor Rights.   For purposes of this ARTICLE VII,
                   -----------------
references to "the Corporation" shall include, in addition to the surviving or new Corporation, any merging or consolidating Corporation ( including any merging or consolidating Corporation of a merging or consolidating Corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating Corporation, or is or was serving at the request of such merging or consolidating Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving Corporation as he would if he had served the resulting or surviving Corporation in the same capacity.

                                 ARTICLE VIII

                                CORPORATE SEAL

     SECTION 8.1  Seal.  The President, and Vice President, Secretary, Treasurer
                  -----
or any other Officers thereunto designated by the Board shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:



                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     SECTION 9.1  Fiscal Year.  The Fiscal Year of the Corporation shall be the
                 -------------
calendar year.

     SECTION 9.2  Execution of Instruments.  All agreements, indentures,
                  -------------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the President, or any Vice President, the Secretary, or the Treasurer. Any such instrument, may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other Officers as the Board may from time to time direct. The provision of this Section 9.2 are supplementary to any other provision of these By-laws.

     SECTION 9.3  Voting Securities of Corporation.  Unless otherwise ordered by
                  ---------------------------------
the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

     SECTION 9.4  Records.  Articles of Incorporation, the By-laws and the
                  --------
proceedings of all meetings of the shareholders, the Board and standing

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committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

     SECTION 9.5  Annual Statements.  Not later than four (4) months after the
                  ------------------
close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

     (i) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year;

     (ii) An income and expense statement showing the results of its operations during its fiscal year; and

     (iii)  Other financial statement information required by regulation or law.

Upon receipt of written request by any shareholder of record, the Corporation shall mail to such shareholder of record a copy of the financial statements prior to the annual meeting of shareholders.

     SECTION 9.6  Criteria which may be used by the Board of Directors in
                  -------------------------------------------------------
considering an offer to purchase common stock of the Corporation.  (a) The Board
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of Directors of the Corporation may, if it deems it advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:

     (i) whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

     (ii) whether a more favorable price could be obtained for the Corporation's securities in the future;

     (iii) the impact which an acquisition of the Corporation would have on the employees, depositors and customers of the Corporation and its subsidiaries and the communities which they serve;

     (iv) the reputation and business practices of the offeror and its management and affiliates;

     (v) the value of the securities, if any, that the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the offeror or any other entity whose securities are being offered; and

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

     (vi) any antitrust or other legal or regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the Corporation's securities; (v) selling or otherwise issuing authorized but unissued securities of the Corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual entity. (added 3/87)


                                   ARTICLE X

                                    BY-LAWS

     SECTION 10.1  Inspection.  A copy of the By-laws, with all amendments
                   -----------
thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all shareholders during office hours.

     SECTION 10.2  Amendments.  The Board of Directors shall have the power to
                   -----------
alter, amend, or repeal these By-laws or adopt new By-laws, but any By-laws adopted by the Board of Directors may be altered amended or repealed, and the new By-laws adopted, by the Shareholders. The Shareholders may prescribe that any By-law or By-laws adopted by them shall not be altered, amended or repealed by the Board of Directors. (amended 4/94)

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